Exhibit 99.1

Bed Bath & Beyond Inc. Announces Commencement of Exchange Offer and Consent Solicitations

for Certain of its Outstanding Debt Securities

UNION, N.J., October 18, 2022 — Bed Bath & Beyond Inc. (NASDAQ: BBBY) today announced that it has commenced offers to exchange (the “Exchange Offers”) any and all of its outstanding Senior Notes.

Sue Gove, Director & Interim CEO of Bed Bath & Beyond Inc. said, “We believe this transaction will put us in a stronger financial position going forward by significantly reducing our debt and interest expense upon a successful completion. By proactively focusing on our Senior Notes, we also intend to address the maturity of our nearest-term 2024 Notes and any impact they may have on our current and future business. This transaction is intended to create greater stability and flexibility in our business which we believe benefits all stakeholders.

Today’s announcement includes an offer to exchange:

(i) 3.749% Senior Notes due 2024 (the “2024 Notes”) for new 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”) and/or new 8.821% Senior Second Lien Secured Convertible Notes due 2027 (the “New Second Lien Convertible Notes”), at the option of the holder of the 2024 Notes;

(ii) 4.915% Senior Notes due 2034 (the “2034 Notes”) for new 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Convertible Notes” and, together with the New Second Lien Non-Convertible Notes and the New Second Lien Convertible Notes, the “New Notes”); and

(iii) 5.165% Senior Notes due 2044 (the “2044 Notes” and, collectively with the 2024 Notes and the 2034 Notes, the “Old Notes”) for New Third Lien Convertible Notes,

in each case upon the terms and subject to the conditions set forth in the Prospectus, as defined below. In connection with the Exchange Offers, the Company is also soliciting consents to amend the indenture governing the Old Notes (the “Consent Solicitations”).

The following table sets forth the consideration to be offered to holders of each series of Old Notes in the Exchange Offers and the Consent Solicitations:

Title of Old Notes to be Tendered	CUSIP Number	Outstanding Principal Amount	Early Participation Payment (per $1,000 principal amount of Old Notes Tendered) (1)	Exchange Consideration for Tender of Old Notes and Delivery of Consent (per $1,000 principal amount of Old Notes Tendered)(2)(3)(4)
3.749% Senior Unsecured Notes due 2024	075896 AA8	$284,391,000	$15 principal amount of 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 Or $15 principal amount of 8.821% Senior Second Lien Secured Convertible Notes due 2027	$1,000 principal amount of 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027(5) Or $410 principal amount of 8.821% Senior Second Lien Secured Convertible Notes due 2027

4.915% Senior Unsecured Notes due 2034	075896 AB6	$225,000,000	$7.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029	$217.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029

5.165% Senior Unsecured Notes due 2044	075896 AC4	$675,010,000	$7.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029	$217.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029

(1)

In addition to the applicable Exchange Consideration, holders of Old Notes will receive the applicable Early Participation Payment in the form of additional New Notes per each $1,000 principal amount of the specified series of Old Notes validly tendered at or prior 5:00 p.m., New York City time, on October 31, 2022 (such time and date with respect to each of the Exchange Offers, as the same may be extended, the “Early Participation Time”) and not validly withdrawn.

(2)	Exchange Consideration per $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at or prior to the applicable Expiration Time (as defined below).
(3)	Excludes accrued and unpaid interest to but not including the date of settlement of each Exchange Offer, which will be paid in addition to the applicable Exchange Consideration.
(4)

Assuming full participation in the Exchange Offers, the maximum aggregate principal amount of New Notes that could be issued is (A) if all holders of 2024 Notes exchange their 2024 Notes for New Second Lien Non-Convertible Notes, $284.4 million in aggregate principal amount of New Second Lien Non-Convertible Notes (or $288.7 million in aggregate principal amount of New Second Lien Non-Convertible Notes, assuming full participation in the Exchange Offers at or prior to the Early Participation Time), or if all holders of 2024 Notes exchange their 2024 Notes for New Second Lien Convertible Notes, $116.6 million in aggregate principal amount of New Second Lien Convertible Notes (or $120.9 million in aggregate principal amount of New Second Lien Convertible Notes, assuming full participation in the Exchange Offers at or prior to the Early Participation Time), or if all holders of 2024 Notes exchange their 2024 Notes for a combination of New Second Lien Non-Convertible Notes and New Second Lien Convertible Notes (whether at or prior to the Early Participation Time or after the Early Participation Time and at or prior to the Expiration Time), an aggregate principal amount of New Second Lien Non-Convertible Notes and New Second Lien Convertible Notes not exceeding the foregoing principal amounts, and (B) $195.8 million in aggregate principal amount of New Third Lien Convertible Notes (or $202.5 million in aggregate principal amount of New Third Lien Convertible Notes, assuming full participation in the Exchange Offers at or prior to the Early Participation Time).

(5)

On or after the first anniversary of the issue date of the New Second Lien Non-Convertible Notes (which we expect to be on November 18, 2023), we may redeem for cash all or a portion of the New Second Lien Non-Convertible Notes at a redemption price equal to 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, together with accrued and unpaid interest to, but excluding, the redemption date.

Each of the Exchange Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on November 15, 2022, unless extended or earlier terminated (as such time and date may be extended, the “Expiration Time”).

Holders who tender their Old Notes at or prior to the Expiration Time will be eligible to receive, for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn), the exchange consideration (the “Exchange Consideration”) listed in the above table. Holders who tender their Old Notes before the Early Participation Time (and do not validly withdraw prior to the Expiration Time) will be eligible to receive an additional principal amount of Old Notes as provided above. The New Notes will be issued in minimum in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Tenders of Old Notes may be withdrawn at any time at or prior to 11:59 p.m., New York City time, on November 15, 2022, but not thereafter, subject to limited exceptions and except as otherwise required by applicable law, unless extended (as such time and date may be extended, the “Withdrawal Deadline”).

In conjunction with the Exchange Offers, the Company is soliciting consents from holders of each series of Old Notes (“Consents”) to certain proposed amendments to the indenture governing the Old Notes (the “Old Notes Indenture”) to, among other things, (i) eliminate the restrictive covenants in the Old Notes Indenture concerning (a) the repurchase of Old Notes in the event of a change in control of the Company, (b) limitations on liens and (c) limitations on sale and leaseback transactions and (ii) increase the percentage of outstanding notes necessary to accelerate payment upon an event of default (the “Proposed Amendments”). Holders of Old Notes that tender such Old Notes will be deemed to have given Consent to the Proposed Amendments with respect to the Old Notes. To adopt the Proposed Amendments related to a series of Old Notes, the Company must receive Consents from holders representing a majority of the outstanding principal amount of such series of Old Notes (the “Old Notes Requisite Consents”). If the Old Notes Requisite Consents are received with respect to any series of Old Notes, a supplemental indenture, giving effect to the Proposed Amendments with respect to the applicable Old Notes, will be executed promptly following the receipt of the Old Notes Requisite Consents, but in no event prior to the Withdrawal Deadline.

The New Notes and the related guarantees will be secured (i) in the case of the New Second Lien Non-Convertible Notes and New Second Lien Convertible Notes, on a second-priority basis by substantially all of the assets (the “Collateral”) of the Company and its subsidiaries that are borrowers under or guarantee the Company’s Amended Credit Agreement (the “Guarantors”) (subject to certain permitted liens and the security documents) and will be secured on a junior basis to first lien secured obligations, including the Company’s Amended Credit Agreement, to the extent of such Collateral and other security thereunder and (ii) in the case of the New Third Lien Convertible Notes, secured on a third-priority basis by the Collateral (subject to certain permitted liens and the security documents) and will be secured on a junior basis to all existing and future first-lien to the extent of such Collateral and other security thereunder and second-lien secured obligations, to the extent of such Collateral. The New Notes will be effectively senior to all existing and future unsecured indebtedness of the Company and the Guarantors to the extent of the value of the Collateral, including any Old Notes not tendered in the Exchange Offers.

The description above includes only a summary of certain key terms of the Exchange Offers, Consent Solicitations and the New Notes. A Registration Statement on Form S-4, including a prospectus and consent solicitation statement forming a part thereof (the “Prospectus”), which is subject to change, relating to the issuance of the New Notes has been filed with the Securities and Exchange Commission (the “SEC”) (the “Registration Statement”), but has not yet become effective. The New Notes may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. If and when issued, the New Notes will be registered under the Securities Act of 1933, as amended.

Copies of the Prospectus pursuant to which the Exchange Offers and Consent Solicitations are being made may be obtained from Global Bondholder Services Corporation, the information agent and exchange agent for the Exchange Offers and Consent Solicitations. Requests for documentation and questions regarding procedures for tendering the Old Notes can be directed to Global Bondholder Services Corporation at (855) 654-2015 (for information U.S. Toll-free) or (212) 430-3774 (information for brokers). Questions regarding the terms and conditions of the Exchange Offers and Consent Solicitations should be directed to the dealer manager, Lazard Frères & Co. LLC, at (212) 632-6311.

The effectiveness of the Consent Solicitations are subject to the receipt of the Old Notes Requisite Consents for each series of Old Notes being tendered.

The completion of the Exchange Offers is subject to, and conditioned upon, the satisfaction or waiver of certain conditions, including, among other things, (i) the Registration Statement having been declared effective by the SEC on or prior to the Expiration Time and remaining effective on the Settlement Date (as defined in the Prospectus) (which condition cannot be waived), (ii) that the conversion price of the New Second Lien Convertible Notes and the New Third Lien Convertible Notes is at or above the Minimum Price (as defined in the Prospectus), and (iii) the absence of any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes.

The Company will pay a soliciting broker fee equal to $2.50 for each $1,000 principal amount of Old Notes validly tendered for exchange and not validly withdrawn under the Exchange Offers to soliciting retail brokers for holders holding less than $1,000,000 in aggregate principal amount of the Old Notes that are appropriately designated by their clients to receive this fee.

The Exchange Offers and Consent Solicitations are being made only by and pursuant to the terms and subject to the conditions set forth in the Prospectus, which forms a part of the Registration Statement, and the information in this press release is qualified by reference to such Prospectus and the Registration Statement.

This press release is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the New Notes or buy the Old Notes is only being made pursuant to the terms of the Exchange Offers. The Company is not making an offer of New Notes in any jurisdiction where the Exchange Offers are not permitted, and this press release does not constitute an offer to participate in the Exchange Offers to any person in any jurisdiction where it is unlawful to make such an offer or solicitations.

Holders of the Old Notes are urged to carefully read the Prospectus before making any decision with respect to the Exchange Offers and Consent Solicitations. None of the Company, the dealer manager, the trustee with respect to any series of Old Notes, the trustee with respect to any series of New Notes, the information agent and exchange agent for the Exchange Offers or any affiliate of any of them makes any recommendation as to whether holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation.

Holders of the Old Notes must make their own decision as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender. This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including our ability to successfully consummate the Exchange Offers and Consent Solicitations. Readers are strongly encouraged to read the full cautionary statements contained in the Company’s filings with the SEC, including the risk factors set forth in the Registration Statement. The Company disclaims any obligation to update or revise any forward-looking statements.

CONTACTS:

INVESTORS: Susie A. Kim, IR@bedbath.com

MEDIA: Julie Strider, Media@bedbath.com